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                                     ECOLAB
                       EXECUTIVE LONG-TERM DISABILITY PLAN
               (As Amended and Restated Effective January 1, 1994)


     Pursuant to Section 7.1 of the Ecolab Executive Long-Term Disability Plan (the "Plan") and the resolutions of the Board of Directors of Ecolab Inc. dated February 26, 1994, Ecolab Inc. hereby amends and restates the Plan in its entirety to read as follows, effective January 1, 1994.


                                    ARTICLE I
                                     PREFACE

SECTION 1.1. EFFECTIVE DATE. The effective date of this amendment and restatement of the Plan is January 1, 1994. The benefit, if any, payable with respect to a former Executive who became Disabled prior to the Effective Date (and who does not recover from the Disability and is not rehired by a member of the Controlled Group thereafter) shall be determined by, and paid in accordance with, the terms and provisions of the Plan as in effect prior to the Effective Date.

SECTION 1.2. PURPOSE OF THE PLAN. The purpose of this Plan is to provide further means whereby the Company may afford financial security for certain management and highly compensated employees who perform management and professional functions for the company and certain related entities, by providing a level of protection from the financial losses that may be suffered on account of the disability of such an employee.

SECTION 1.3. ADMINISTRATIVE DOCUMENT. This Plan includes the Ecolab Inc. Administrative Document for Non-Qualified Benefit Plans (the "Administrative Document"), which is incorporated herein by reference.


                                   ARTICLE II
                                   DEFINITIONS

     Words and phrases used herein with initial capital letters which are defined in the Administrative Document or the Ecolab Long-Term Disability Plan are used herein as so defined, unless otherwise specifically defined herein or the context clearly indicates otherwise. The following words and phrases when used in this Plan with initial capital letters shall have the following respective meanings, unless the context clearly indicates otherwise:

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SECTION 2.1.   "ANNUAL EARNINGS" for a Plan Year shall mean the Annual Earnings of an Executive used under the LTD Plan for purposes of determining benefits under the LTD Plan; provided, however, that (1) Annual Earnings shall not be subject to the limitation contained in Section 505(b)(7) of the code, (2) Annual Earnings shall include an Executive's deferrals under the Ecolab Mirror Savings Plan, and (3) Annual Earning shall not exceed $700,000.

SECTION 2.2. "DISABILITY" or "DISABLED." An Executive shall be deemed to have a "Disability" or be "Disabled" if the Executive's active employment with an Employer ceases due to a Total Disability that entitles the Executive to benefits under the LTD Plan.

SECTION 2.3. "EXECUTIVE" shall mean an Employee who is selected by the Administrator to participate in the Plan and (1) who is in a pay grade of 24 or above, or (2) whose Annual Earnings exceeds the dollar limitation described in Code Section 505(b)(7) for a Plan Year.

SECTION 2.4. "EXECUTIVE DISABILITY BENEFITS" shall mean the benefits described in Article III.

SECTION 2.5. "LTD PLAN" shall mean the Ecolab Long-Term Disability Plan, as amended from time to time.

SECTION 2.6. "PLAN" shall mean the Ecolab Executive Long-Term Disability Plan, as described herein and as it may be amended from time to time.


                                   ARTICLE III
                          EXECUTIVE DISABILITY BENEFITS


SECTION 3.1.   COVERAGE.

     (1) COMMENCEMENT OF COVERAGE. An Employee shall become covered under the Plan as of the first date on or after the Effective Date on which he is an Executive.

     (2) TERMINATION OF COVERAGE. An Executive shall cease to be covered under the Plan on the earliest to occur of (a) the date the Executive ceases to be employed by the Employer for any reason other than Disability, (b) the date of a change in the Executive's employment status so that he no longer satisfies the requirements of an Executive, or (c) the date the Plan is terminated or amended to eliminate coverage with respect to the Executive.

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SECTION 3.2.   AMOUNT OF EXECUTIVE DISABILITY BENEFITS.  An Executive who
becomes Disabled shall be entitled to a monthly Executive Disability Benefit equal to sixty percent (60%) of one-twelfth (1/12) of the Executive's Annual Earnings, reduced by (1) the amount of the Monthly Benefit payable to the Executive under the LTD Plan, and (2) the amount of any benefit reductions made to the Monthly Benefits under the LTD Plan pursuant to the offset provisions of the LTD Plan; provided, however, that in no event shall the monthly Executive Disability Benefit under this Plan, when combined with the amount of benefit under the LTD Plan, exceed $35,000.


                                   ARTICLE IV
                    PAYMENT OF EXECUTIVE DISABILITY BENEFITS

SECTION 4.1. COMMENCEMENT OF EXECUTIVE DISABILITY BENEFITS. An Executive's Executive Disability Benefits shall be paid to the Executive at the same time and under the same conditions as the Executive's Monthly Benefits under the LTD Plan. Notwithstanding the foregoing, in the event that payment at such time is prevented due to reasons outside of the Administrator's control, the executive Disability Benefits shall commence as soon as practicable after the Monthly Benefits commence under the LTD Plan, and the first payment hereunder shall include any Disability Benefits not made as a result of the delay in payment.

SECTION 4.2. TERMINATION OF EXECUTIVE DISABILITY BENEFITS. Payment of an Executive's Executive Disability Benefits shall cease on the earliest to occur of (1) the date the Executive recovers from the Disability, (2) the date of termination of Monthly Benefits under the LTD Plan for any reason, or (3) the date the Plan is terminated or amended to eliminate Executive Disability Benefits with respect to the Executive.


     IN WITNESS WHEREOF, Ecolab Inc. has executed this Executive Long-Term Disability Plan and has caused its corporate seal to be affixed this 29th day of August, 1994.

                              ECOLAB INC.


                              By: /s/ Michael E. Shannon
                                 ------------------------------
                                 Michael E. Shannon
                                 Vice Chairman, Chief Financial
                                 and Administrative Officer
(Seal)

Attest:

 /s/ Kenneth A. Iverson
-----------------------------
Kenneth A. Iverson
Secretary